EXHIBIT 10.1
THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 17th day of January, 2011, by and between SILICON VALLEY BANK (“Bank”) and PROCERA NETWORKS, INC., a Nevada corporation (“Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2009 (as the same has been amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) modify the Performance to Plan financial covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Although Bank is under no obligation to do so, Bank is willing to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 6.7 (Financial Covenants).  Section 6.7(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)           Performance to Plan.  Commencing with the calendar quarter ending December 31, 2010 and as of the last day of each calendar quarter thereafter, Borrower’s gross revenue for such quarter, as outlined in Borrower’s business plans delivered to Bank on August 13, 2010 and November 30, 2010, shall not be less than the following amounts for the corresponding quarter as outlined below:

Calendar Quarter Ending	Gross Revenues
December 31, 2010	$6,290,000
March 31, 2011	$4,250,000
June 30, 2011	$5,525,000
September 30, 2011	$6,375,000
December 31, 2011	$9,350,000

3.             Compliance Certificate.  From and after the date hereof, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto.  From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

4.             Limitation of Amendments.

4.1          The amendments set forth in Sections 2 and 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2          This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.             Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

5.1          Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2          Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

5.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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5.4          The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

5.5          The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6          The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7          This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.             Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.             Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By: /s/ Aman Johal
Name: Aman Johal
Title: Relationship Manager

BORROWER

PROCERA NETWORKS, INC.

By: /s/ Charles Constanti
Name: Charles Constanti
Title: Chief Financial Officer

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of Procera Networks, Inc. (“Borrower”) certify under the Loan and Security Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the Financial Covenant(s) set forth in Section 6.7 of the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10 Q, 10 K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No
Operating Plan	For the 2011 fiscal year due not later November 30, 2010	Yes No
Deferred Revenue	Monthly within 30 days	Yes No

INSERT ANY PERFORMANCE PRICING TESTS HERE
Net Cash > $2,000,000	No Collateral Handling Fee	Yes No
Net Cash < $2,000,000	Collateral Handling Fee of 0.55%	Yes No
The following Intellectual Property was registered after the Closing Date (if no registrations, state “None”):

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Performance to plan gross revenues of not less than:		$______	Yes No
quarter ending December 31, 2010	$6,290,000	$______	Yes No
quarter ending March 31, 2011	$4,250,000	$______	Yes No
quarter ending June 30, 2011	$5,525,000	$______	Yes No
quarter ending September 30, 2011	$6,375,000	$______	Yes No
quarter ending December 31, 2011	$9,350,000	$______	Yes No

All representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Sincerely,

PROCERA NETWORKS, INC.

____________________________________
Signature
____________________________________
Title
____________________________________
Date

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.             NETINTACT AB (Reg. No. 556596-0001), a company organized under the laws of the Kingdom of Sweden (the “Guarantor”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Third Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2.             Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.              Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of January 17, 2011
NETINTACT AB
GUARANTOR

	By:	/s/ Jon Linden
Name: Jon Linden
Title: CEO, Netintact AB